Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
John G. Murray, President or
Mark L. Kleifges, CFO
(617) 964-8389
www.hptreit.com

HPT Announces 2004 Second Quarter Operating Results

Newton, MA (August 4, 2004):  Hospitality Properties Trust (NYSE: HPT) today announced its results of operations for the quarter ended June 30, 2004, as follows:

	(amounts in thousands, except per share amounts)
	Quarter Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003

Net income	$30,986	$30,582	$60,528	$63,184

Net income available for common shareholders	$28,835	$26,887	$51,889	$55,794

Funds from operations (“FFO”)	$59,524	$54,108	$116,547	$114,478

Common distributions declared	$48,376	$45,063	$90,750	$90,117

Per common share amounts:

Net income available for common shareholders	$0.43	$0.43	$0.79	$0.89

Funds from operations (“FFO”)	$0.89	$0.86	$1.77	$1.83

Common distributions declared	$0.72	$0.72	$1.44	$1.44

Weighted average common shares outstanding	67,188	62,575	65,802	62,565

Hospitality Properties Trust is a REIT headquartered in Newton, Massachusetts, which invests in hotels.  HPT has investments in 285 hotels located in 38 states.

(end)

Hospitality Properties Trust

CONSOLIDATED STATEMENT OF INCOME AND FUNDS FROM OPERATIONS

(amounts in thousands, except per share data)

		Quarter Ended June 30,		Six Months Ended June 30,
		2004	2003	2004	2003
Revenues:
Hotel operating revenues (1)		$125,846	$45,374	$241,919	$68,160
Rental income		32,378	50,755	65,014	112,088
FF&E Reserve income (2)		4,995	5,109	9,583	9,814
Interest income		12	76	26	290
Total revenues		163,231	101,314	316,542	190,352

Expenses:
Hotel operating expenses (1) (3)		86,486	32,058	164,320	46,104
Interest (including amortization of deferred financing costs of $686, $593, $1,372 and $1,226, respectively)		12,406	9,733	25,245	20,402
Depreciation and amortization		28,749	25,146	57,445	50,217
General and administrative		4,807	3,795	9,207	7,863
Loss on early extinguishment of debt (4)		—	—	—	2,582
Total expenses		132,448	70,732	256,217	127,168

Income before gain on sale of real estate		30,783	30,582	60,325	63,184
Gain on sale of real estate		203	—	203	—

Net income		30,986	30,582	60,528	63,184
Preferred distributions		(2,151)	(3,695)	(5,846)	(7,390)
Excess of liquidation preference over carrying value of preferred shares (5)		—	—	(2,793)	—
Net income available for common shareholders		$28,835	$26,887	$51,889	$55,794

Calculation of FFO (6):
Net income available for common shareholders		$28,835	$26,887	$51,889	$55,794
Add:	FF&E deposits not in net income (2)	463	1,874	893	5,424
Depreciation and amortization		28,749	25,146	57,445	50,217
Deferred percentage rent (7)		667	201	1,267	461
Deferred hotel operating income (8)		1,013	—	2,463	—
Excess of liquidation preference over carrying value of preferred shares (5)		—	—	2,793	—
Loss on early extinguishment of debt (4)		—	—	—	2,582
Less:	Gain on sale of real estate	(203)	—	(203)	—

Funds from operations (“FFO”)		$59,524	$54,108	$116,547	$114,478

Weighted average common shares outstanding		67,188	62,575	65,802	62,565

Per common share amounts:
Net income available for common shareholders		$0.43	$0.43	$0.79	$0.89
FFO (6)		$0.89	$0.86	$1.77	$1.83
Common distributions declared		$0.72	$0.72	$1.44	$1.44

See Notes on page 3.

Hospitality Properties Trust

NOTES TO CONSOLIDATED STATEMENT OF INCOME AND FUNDS FROM OPERATIONS

(amounts in thousands, except per share data)

(1)   As of June 30, 2004, each of our 285 hotels was included in one of eight combinations of hotels which are either leased to one of our taxable REIT subsidiaries and managed by an independent hotel operating company or leased to a third party.  At June 30, 2004, we had 177 managed hotels and 108 leased hotels. Our consolidated statement of income includes hotel operating revenues and expenses from managed hotels, and only rental income for our leased hotels. The pro forma operating results for all 177 of our managed hotels assuming acquisition of the hotels and commencement of the management agreements as of January 1, 2003, are as follows (includes amounts for periods prior to our ownership of some of these hotels and for periods when some of these hotels were leased from us by third parties):

	Quarter Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Hotel operating revenues	$132,028	$131,439	$253,919	$253,450
Hotel operating expenses	87,598	86,744	171,335	170,683

(2)   Various percentages of total sales at most of our hotels are escrowed as reserves for future renovations or refurbishment, or FF&E Reserve escrows.  We own the FF&E Reserve escrows for all the hotels leased to our taxable REIT subsidiary and for most of the hotels leased to third parties.  We have a security and remainder interest in the FF&E Reserve escrows for the remaining hotels leased to third parties.  When we own the FF&E Reserve escrows at hotels leased to third parties, generally accepted accounting principles, or GAAP, require that payments into the escrow are reported as additional rent.  When we have a security and remainder interest in the FF&E Reserve escrows, deposits are not included in revenue but are included in FFO.

(3)   Certain of our managed hotels had net operating results that were less than the minimum returns due to us by $123 and $301 in the 2004 and 2003 second quarters, respectively, and $2,517 and $2,527 in the first six months of 2004 and 2003, respectively. These amounts have been reflected in our consolidated statement of income as a net reduction to hotel operating expenses in each period because the minimum returns were funded by our managers.

(4)   Represents the write off of unamortized deferred financing costs related to early extinguishment of debt.

(5)   On April 15, 2004, we redeemed all of our outstanding Series A Preferred Shares at their liquidation preference of $25 per share, plus accumulated and unpaid dividends. Pursuant to the Securities and Exchange Commission’s clarification on Emerging Issues Task Force Topic D-42, The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock, the $2,793 excess of the liquidation preference of the redeemed shares over their carrying amount was deducted from net income to determine net income available to common shareholders in the calculation of earnings per share.

(6)   We compute FFO as shown in the calculation above. Our calculation of FFO differs from the NAREIT definition because we include FF&E deposits not included in net income (see note 2), deferred percentage rent (see note 7) and deferred hotel operating income (see note 8) and exclude the excess of liquidation preference over carrying value of redeemed preferred shares (see note 5) and loss on early extinguishment of debt not settled in cash (see note 4).  We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense and losses on early extinguishment of debt, it may facilitate comparison of current operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is among the important factors considered by our board of trustees when determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving bank credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future performance.

(7)   We recognize percentage rental income received for the first, second and third quarters in the fourth quarter.  Although recognition of revenue is deferred for purposes of calculating net income, the calculation of FFO includes this amount.

(8)   Our rights to share in the operating results of our managed hotels in excess of minimum returns are generally determined based upon annual calculations. One of our managed hotel combinations generated net operating results that were $1,013 in the 2004 second quarter and $2,463 in the first six months of 2004, more than the minimum return due to us. We recognize income in excess of our minimum returns in the fourth quarter when all contingencies are met and the income is earned. Although recognition of this income is deferred for purposes of calculating net income, the calculation of FFO includes this amount.

Key Balance Sheet Data

(in thousands)

	June 30, 2004	December 31, 2003

Cash	$3,081	$6,428

Restricted cash (FF&E Reserve escrow)	$47,746	$55,755

Real Estate, at cost	$3,184,216	$3,179,507

Debt, net of discounts
Floating rate - Credit Facility, due 2005	$70,000	$201,000
Fixed rate — 7.00% Senior Notes, due 2008	149,901	149,888
Fixed rate - 9.125% Senior Notes, due 2010	49,963	49,960
Fixed rate - 8.3% Mortgage payable, due 2011	3,853	3,881
Fixed rate - 6.85% Senior Notes, due 2012	124,285	124,240
Fixed rate - 6.75% Senior Notes, due 2013	297,313	297,157

Total Debt	$695,315	$826,126

Book Equity

9.5% Series A Preferred (none and 3,000,000 shares outstanding)	$—	$72,207
8.875% Series B Preferred (3,450,000 shares outstanding)	83,306	83,306
Common (67,188,579 and 62,587,079 shares outstanding)	1,686,269	1,490,015

Total Equity	$1,769,575	$1,645,528

Additional Data

(in thousands except percentages)

	June 30, 2004	December 31, 2003

Leverage Ratios

Total Debt / Total Assets	25.6%	29.9%
Total Debt / Real Estate, at cost	21.8%	26.0%
Total Debt / Total Book Capitalization	28.2%	33.4%
Variable Rate Debt / Total Book Capitalization	2.8%	8.1%

	Six Months Ended June 30, 2004	Six Months Ended June 30, 2003
Cash Flow Data

Cash flow provided by (used in):
Operating activities	$107,528	$107,385
Investing activities	$1,726	$(24,234)
Financing activities	$(112,601)	$81,271

Hotel Revenue Data

The following tables summarize the hotel operating statistics reported to us by our third party tenants and managers for our 285 hotels (excludes one hotel sold in April 2004).

		No. of
Lease/	No. of	Rooms/	Quarter Ended June 30,				Six Months Ended June 30,
Management Agreement	Hotels	Suites	2004(1)	2003(1)	Change		2004(1)	2003(1)	Change
ADR
Host (no. 1)	53	7,610	$100.09	$95.38	4.9%		$99.99	$96.47	3.6%
Host (no. 2)	18	2,178	94.43	93.99	0.5%		94.19	94.05	0.1%
Marriott	35	5,382	95.19	92.60	2.8%		94.67	92.12	2.8%
Barcelo Crestline	19	2,756	91.81	88.42	3.8%		93.34	91.95	1.5%
InterContinental (no. 1) (2)(3)	30	3,694	89.97	90.38	-0.5%		89.29	90.06	-0.9%
InterContinental (no. 2) (2)(3)	76	9,220	57.72	54.86	5.2%		56.72	55.61	2.0%
Prime (3)	36	5,250	74.46	67.80	9.8%		74.91	70.19	6.7%
Homestead	18	2,399	49.03	47.69	2.8%		49.21	48.85	0.7%
Total/Average	285	38,489	$80.53	$76.45	5.3%		$80.23	$77.52	3.5%

OCCUPANCY
Host (no. 1)	53	7,610	74.2%	63.5%	10.7	pt	71.1%	62.4%	8.7	pt
Host (no. 2)	18	2,178	81.4%	79.7%	1.7	pt	78.1%	76.0%	2.1	pt
Marriott	35	5,382	79.2%	76.3%	2.9	pt	75.6%	72.9%	2.7	pt
Barcelo Crestline	19	2,756	78.8%	70.7%	8.1	pt	75.5%	68.7%	6.8	pt
InterContinental (no. 1) (2)(3)	30	3,694	78.5%	77.7%	0.8	pt	75.3%	75.8%	-0.5	pt
InterContinental (no. 2) (2)(3)	76	9,220	70.3%	74.4%	-4.1	pt	67.8%	71.3%	-3.5	pt
Prime (3)	36	5,250	65.1%	74.4%	-9.3	pt	64.5%	70.7%	-6.2	pt
Homestead	18	2,399	84.5%	77.7%	6.8	pt	81.4%	75.0%	6.4	pt
Total/Average	285	38,489	74.4%	73.2%	1.2	pt	71.7%	70.5%	1.2	pt

RevPAR
Host (no. 1)	53	7,610	$74.27	$60.57	22.6%		$71.09	$60.20	18.1%
Host (no. 2)	18	2,178	76.87	74.91	2.6%		73.56	71.48	2.9%
Marriott	35	5,382	75.39	70.65	6.7%		71.57	67.16	6.6%
Barcelo Crestline	19	2,756	72.35	62.51	15.7%		70.47	63.17	11.6%
InterContinental (no. 1) (2)(3)	30	3,694	70.63	70.23	0.6%		67.24	68.27	-1.5%
InterContinental (no. 2) (2)(3)	76	9,220	40.58	40.82	-0.6%		38.46	39.65	-3.0%
Prime (3)	36	5,250	48.47	50.44	-3.9%		48.32	49.62	-2.6%
Homestead	18	2,399	41.43	37.06	11.8%		40.06	36.64	9.3%
Total/Average	285	38,489	$59.91	$55.96	7.1%		$57.52	$54.65	5.3%

(1)          Includes data for the calendar periods indicated, except for our Courtyard by Marriott®, Residence Inn by Marriott®, Marriott Hotels Resorts and Suites®, TownePlace Suites by Marriott®, and SpringHill Suites by Marriott® branded hotels, which include data for comparable fiscal periods.

(2)          2003 includes data for periods prior to our ownership of some hotels.

(3)          2003 includes data for periods some hotels were not operated by the current manager.

Rent/Return Coverage Data(1)

Lease/Management Agreement	Quarter ended 6/30/04	Year ended 6/30/04	Year ended 12/31/03

Host (no. 1)	1.4x	1.1x	1.0x
Host (no. 2)	1.1x	0.9x	1.0x
Marriott	1.0x	0.8x	0.8x
Barcelo Crestline	1.0x	0.8x	0.7x
InterContinental (no. 1)	0.9x	0.7x	0.7x
InterContinental (no. 2)	0.9x	0.8x	0.8x
Prime	1.3x	1.1x	1.0x
Homestead	1.3x	1.1x	1.1x
Range (all agreements)	0.9x-1.4x	0.7x-1.1x	0.7x-1.1x

(1)          We define coverage as combined total hotel sales minus all expenses which are not subordinated to minimum payments to us and the required FF&E Reserve contributions (which data is provided to us by our tenants or operators), divided by the minimum rent or return payments due to us. For some combinations, amounts have been calculated using data for periods prior to our ownership of some hotels and prior to commencement of operating agreements.